As filed with the Securities and Exchange Commission on May 11, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tempur Sealy International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-1022198 (I.R.S. Employer Identification Number)

1000 Tempur Way
Lexington, Kentucky 40511
(800) 878-8889
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2013 Equity Incentive Plan
(Full title of the plan)

Joseph M. Kamer, Senior Vice President, General Counsel and Secretary
Tempur Sealy International, Inc.
1000 Tempur Way
Lexington, Kentucky 40511
(800) 878-8889
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John R. Utzschneider
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
(617) 341-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share (4)	4,000,000	$46.745	$186,980,000	$21,670.99

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)
The proposed maximum offering price of $46.745 per share, which is the average of the high and low price of the Registrant’s common stock as reported on the New York Stock Exchange on May 5, 2017, is set forth solely for the purpose of calculating the fee in accordance with Rules 457(c) and (h) of the Securities Act.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .00011590.
(4)
This registration statement also covers preferred stock purchase rights (the “Rights”) which are presently attached to and trade with the Registrant’s common stock. Value, if any, attributable to the Rights is reflected in the market price of the common stock.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,000,000 shares of the common stock, par value $0.01 per share, of Tempur Sealy International, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the prior registration statements on Form S-8 filed by the Company with respect to the Plan on November 8, 2013 (Registration No. 333-192220), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, or excerpts thereof as indicated, filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

•	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2017 (other than those portions of such Current Report not deemed to be “filed” with the SEC);

•	The Registrant’s Current Report on Form 8-K filed with the SEC on February 16, 2017;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on February 17, 2017;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on March 15, 2017;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2017;

•	The Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2017;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2017;

•	The Registrant’s Definitive Additional Materials on Schedule 14A filed with the SEC on May 2, 2017;

•
The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed with the SEC on December 8, 2003, as amended by the Form 8-A/A, filed on December 16, 2003, including any amendment or report filed for the purpose of updating such description; and

•
The description of the Registrant’s preferred stock purchase rights contained in the Registration Statement on Form 8-A, filed with the SEC on February 9, 2017, as amended by the Form 8-A/A, filed on March 15, 2017, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1
Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).

4.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).
4.3	Sixth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on October 14, 2015).
4.4	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).
4.5
Amended and Restated Rights Agreement, dated as of March 14, 2017, by and between Tempur Sealy International, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 15, 2017).

4.6	Amended and Restated 2013 Equity Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K as filed on May 2, 2017).
5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 11th day of May 2017.

Tempur Sealy International, Inc.

By	/s/ Scott L. Thompson
Scott L. Thompson Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott L. Thompson and Joseph M. Kamer and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tempur Sealy International, Inc.and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2017.

Signature	Title

/s/ Scott L. Thompson
Scott L. Thompson	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Barry A. Hytinen
Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Bhaskar Rao
Bhaskar Rao	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ Evelyn S. Dilsaver
Evelyn S. Dilsaver	Director

/s/ John A. Heil
John A. Heil	Director

/s/ Jon L. Luther
Jon L. Luther	Director

/s/ Usman S. Nabi
Usman S. Nabi	Director

/s/ Richard W. Neu
Richard W. Neu	Director

/s/ Robert B. Trussell, Jr.
Robert B. Trussell, Jr.	Director

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).

4.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).
4.3	Sixth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on October 14, 2015).
4.4	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).
4.5
Amended and Restated Rights Agreement, dated as of March 14, 2017, by and between Tempur Sealy International, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 15, 2017).

4.6	Amended and Restated 2013 Equity Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K as filed on May 2, 2017).
5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Form S-8).